                                                                   EXHIBIT 3.21

                           ARTICLES OF INCORPORATION
                                      OF
                    MAXUM HEALTH SERVICES OF DALLAS, INC.
                                                                Corporations Section


         I, the undersigned, a natural person of the age of eighteen years or more acting as the Incorporator under the Texas Business Corporation Act, do hereby adopt the following Article of Incorporation for the Corporation:

                                  ARTICLE I

         The name of the Corporation is MAXUM HEALTH SERVICES OF DALLAS, INC.

                                  ARTICLE II

         The period of duration of the Corporation is perpetual.

                                 ARTICLE III

         The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                  ARTICLE IV

         The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $.01 each.

                                  ARTICLE V

         No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                  ARTICLE VI

         Shareholders of the Corporation shall have no preemptive right to acquire additional unissued, or treasury shares of the Corporation.

                                 ARTICLE VII

         The following provisions are inserted herein for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and of the shareholders, provided, however, that said provisions shall not be deemed exclusive of any rights or liabilities otherwise granted or imposed by the laws of the State of Texas:


                                   Page - 1

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         1.       The liability of the directors of the Corporation is
eliminated to the fullest extent permitted by the provisions of the Texas Business Corporation Act and by the provisions of the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented.

         2. The Corporation shall, to the fullest extent permitted by the provisions of the Texas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Article.

         3. With respect to any matter for which the affirmative vote of the holders of at least a two-thirds portion of the shares entitled to vote is otherwise required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of at least a majority of the shares entitled to vote on the matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act.
With respect to any matter for which the affirmative vote of the holders of at least two-thirds portion of the shares of any class is otherwise required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of at least a majority of the shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.

         4. Any action required by the Texas Business Corporation Act to be taken at an annual or special meeting of shareholders, or any action which may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE VIII

         The Corporation will not commence business until it has received from the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received.

                                  ARTICLE IX

         The address of the registered office of the Corporation is 400 N. St. Paul, Suite 1025, Dallas, Texas 75201, end the name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.



                                   Page - 2


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                                  ARTICLE X


         The business and affairs of the Corporation shall be managed by a board of directors (the "board of directors") composed of such number of persons as may be filed by the bylaws of the Corporation. Until changed by the bylaws, the number of directors constituting the board of directors shall be three (3). The name and address of each person who shall serve as initial directors of the Corporation are as follows:

            NAME                                             ADDRESS
            ----                                             -------
         Glenn P. Cato                          14850 Quorum Drive, Suite 400
                                                Dallas, Texas 75240

         Don O. Hicks                           14850 Quorum Drive, Suite 400
                                                Dallas, Texas 75240

         Joseph F. Denninger                    14850 Quorum Drive, Suite 400
                                                Dallas, Texas 75240


                                  ARTICLE XI

         The initial bylaws of the Corporation shall be adopted by the board of directors and the power to alter, amend or repeal the bylaws or adopt new bylaws subject to repeal or change by action of the shareholders, shall be vested in the board of directors.

                                 ARTICLE XII


         The name and address of the incorporator is Glenn P. Cato, 14850 Quorum Drive, Suite 400, Dallas, Texas 75240.

                                 ARTICLE XIII

         From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Texas at the time in force may be added or applied in the matter and at the time prescribed by said laws and all contracts and rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provision of this Article.

                                   Page - 3

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         IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of
September, 1993.

                                             /s/ GLENN P. CATO
                                             -----------------------------
                                             Glenn P. Cato, Incorporator

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                                                               FILED
                                                        In the Office of the
                                                    Secretary of State of Texas

                            ASSUMED NAME CERTIFICATE        OCT 09 1995

                                                       Corporations Section

     1. The name of the corporation as stated in its articles of incorporation is Maxum Health Services of Dallas, Inc.


     2. The assumed name under which the business or professional service is or is to be conducted or rendered is Maxum Diagnostic Center - Preston Road.


     3. The state under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 400 North St. Paul, Suite 1025, Dallas, Texas 75201.

     4. The period, not to exceed 10 years, during which the assumed name will be used is October 1, 1995 until September 30, 2004.

     5.  The entity is a business corporation.

     6. The entity's registered office in Texas, is 400 North St. Paul, Suite 1025, Dallas, Texas 75201 and the name of its registered agent at such address is CSC/Prentice Hall Corporation System. The address of the principal office is 14850 Quorum Drive, Suite 400, Dallas, Texas 75240.

     7. The county where business or professional services are being or are to be conducted or rendered under such assumed name is Dallas County.


                                     /s/ DON G. HICKS
                                     ------------------------------------------
                                     Don G. Hicks, Chief Accounting Officer


         Before me on this 5th day of October, 1995, personally appeared Don
G. Hicks, an Officer of Maxum Health Services of Dallas, Inc. and acknowledged to me that he he executed the foregoing certificate for the purposes therein expressed.

==============================
         KIMBERLY BERTRAND
[SEAL] MY COMMISSION EXPIRES
          December 1, 1997
==============================
(Notary Seal)


                                                /s/ KIMBERLY BERTRAND
                                                -------------------------------
                                                Notary Public, State of Texas

                                                               FILED
                                                        In the Office of the
                                                    Secretary of State of Texas

                            ASSUMED NAME CERTIFICATE      OCTOBER 09 1995

                                                        Corporations Section

     1. The name of the corporation as stated in its articles of incorporation is Maxum Health Services of Dallas, Inc.


     2. The assumed name under which the business or professional service is or is to be conducted or rendered is Maxum Diagnostic Center - Hillcrest.


     3. The state under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 400 North St. Paul, Suite 1025, Dallas, Texas 75201.

     4. The period, not to exceed 10 years, during which the assumed name will be used is October 1, 1995 until September 30, 2004.

     5.  The entity is a business corporation.

     6. The entity's registered office in Texas, is 400 North St. Paul, Suite 1025, Dallas, Texas 75201 and the name of its registered agent at such address is CSC/Prentice Hall Corporation System. The address of the principal office is 14850 Quorum Drive, Suite 400, Dallas, Texas 75240.

     7. The county where business or professional services are being or are to be conducted or rendered under such assumed name is Dallas County.


                                     /s/ DON G. HICKS
                                     ------------------------------------------
                                     Don G. Hicks, Chief Accounting Officer


         Before me on this 5th day of October, 1995, personally appeared Don
G. Hicks, an Officer of Maxum Health Services of Dallas, Inc. and acknowledged to me that he he executed the foregoing certificate for the purposes therein expressed.

=============================
         KIMBERLY BERTRAND
[SEAL] MY COMMISSION EXPIRES
          December 1, 1997
=============================
(Notary Seal)


                                                /s/ KIMBERLY BERTRAND
                                                -------------------------------
                                                Notary Public, State of Texas

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